                                                                   EXHIBIT 10.12

                        AMENDMENT TO SERVICES AGREEMENT


          AMENDMENT, dated as of July 1, 1997, to the Agreement, dated as of June 1, 1997 (the "Agreement'"), between INTEREP NATIONAL RADIO SALES, INC., a New York corporation ("Interep"), and MEDIA FINANCIAL SERVICES, INC., a Florida corporation ("Media").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Interep and Media wish to amend the Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties agree as follows:

          1. Inasmuch as Interep has determined to employ William J. McEntee, Jr. directly as its Vice President and Chief Financial Officer at an annual salary of $120,000, the table set forth in Section 4 of the Agreement is amended to deduct such amount from the fees payable to Media and to read as follows:

Contract Year              Annual Fee
-------------              ----------

     1                      $2,460,000
     2                      $2,460,000
     3                      $2,589,000
     4                      $2,724,450
     5                      $2,866,675

          2. Except as provided above, the Agreement shall continue unchanged and in full force and effect. This Amendment shall be given effect as of June 1, 1997.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

INTEREP NATIONAL RADIO SALES, INC.       MEDIA FINANCIAL SERVICES, INC.



By /s/ Ralph C. Guild                        By /s/ William J. McEntee, Jr.
   --------------------------------------       ------------------------------
       Ralph C. Guild                               William J. McEntee, Jr.
       Chairman of the Board                        President